Exhibit 8.1

May 17, 2017

Re:	Registration Statement on Form F-4

China Biologic Products, Inc.

18F, Jialong International Tower

19 Chao Yang Park Road

Chao Yang District, Beijing 100025

People’s Republic of China

Ladies and Gentlemen:

We have acted as counsel for China Biologic Products, Inc., a Delaware corporation (the “Company”), in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger dated as of April 28, 2017 (the “Merger Agreement”) among the Company and China Biologic Products Holdings, Inc., a company incorporated under the laws of the Cayman Islands and direct wholly owned subsidiary of the Company (“CBPO Cayman”), and (ii) the preparation and filing of the related registration statement on Form F-4, Registration No. 333-217564 (the “Registration Statement”), including the joint proxy statement/prospectus of the Company and CBPO Cayman which forms a part thereof (the “Proxy Statement/Prospectus”), as filed with the Securities and Exchange Commission. Unless otherwise specified herein, capitalized terms shall have the meaning ascribed to such terms in the Merger Agreement.

In connection with this opinion, we have examined the Merger Agreement, the Registration Statement, the Proxy Statement/Prospectus, the representation letter of the Company and CBPO Cayman delivered to us for purposes of this opinion (the “Representation Letter”) and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. For purposes of this opinion, we have assumed, with your permission, (i) that the Merger will be consummated in the manner described in Merger Agreement and the Proxy Statement/Prospectus, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Proxy Statement/Prospectus are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) that the representations made by the Company and CBPO Cayman pursuant to Article II of the Merger Agreement are accurate and complete and will be accurate and complete at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letter “to the knowledge of,” or based on the belief of the Company or CBPO Cayman or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Merger Agreement. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations made by the Company and the CBPO Cayman referred to above, which we have assumed will be true, correct and complete as of the Effective Time.

2

Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we hereby confirm our opinion set forth in the discussion in the Proxy Statement/Prospectus under the heading “Taxation—United States Taxation.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Proxy Statement/Prospectus in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Davis Polk & Wardwell LLP